UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2009

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2455 Morris Avenue, Union, New Jersey                          07083
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

On October 7, 2009, Center Bancorp, Inc. (the “Company”) issued a press release announcing, among other things, that the Company had sold 433,532 shares of its common stock to Lawrence B. Seidman, certain of Mr. Seidman’s affiliates, Raymond Vanaria, Harold Schechter and Dennis Pollack (collectively, the “standby purchaser”), for a price of $7.00 per share (the same price as the subscription price in the Company’s rights offering) and aggregate gross proceeds of approximately $3.0 million, after the closing of the Company’s rights offering described in Item 8.01 below.  Messrs. Seidman, Vanaria and Schechter are existing shareholders and members of the Company’s board of directors.  Mr. Pollack is an existing shareholder of the Company.

These 433,532 shares were sold to the standby purchaser on October 6, 2009 in a private placement.  The sale of such shares to the standby purchaser is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder.  These 433,532 shares sold to the standby purchaser have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

A copy of the press release announcing the results of the rights offering and the standby purchase is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01   Other Events.

At 5:00 p.m. New York time on September 30, 2009, the offering period of the Company’s previously announced rights offering expired.  On October 7, 2009, the Company announced that it had received subscriptions for an aggregate of 1,137,896 shares in the basic and oversubscription offerings.  As a result of the rights offering, as of October 1, 2009, the Company issued 1,137,896 shares of its common stock, at a subscription price of $7.00 per share and for gross proceeds of approximately $8.0 million, to the holders of record as of the close of business on September 1, 2009 who exercised their subscription rights.  In addition, as described in Item 3.02 above, on October 6, 2009, the Company sold 433,532 shares of common stock to the standby purchaser for $7.00 per share and for gross proceeds of approximately $3.0 million.

The Company received total gross proceeds of approximately $11.0 million in the rights offering and the private placement with the standby purchaser.  The Company intends to use the net proceeds of the rights offering to repurchase the preferred stock and warrant to purchase common stock that the Company issued to the U.S. Department of the Treasury in January 2009 under the TARP Capital Purchase Program.  The Company may also use the net proceeds from this offering for general corporate purposes.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Center Bancorp, Inc. Press Release, dated October 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: President & CEO

Dated:  October 7, 2009

EXHIBIT INDEX

Exhibit 99.1 - Center Bancorp, Inc. Press Release, dated October 7, 2009